                                                                    Exhibit 15









                                          April 12, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                          Re:  Parker Drilling Company
                                          Registration on Form S-8


We are aware that our report dated April 12, 1996, on our review of the interim financial information of Parker Drilling Company for the period ended February 29, 1996, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                          By:  /s/ Coopers & Lybrand L.L.P.
                                               ----------------------------

                                               COOPERS & LYBRAND L.L.P.